As filed with the Securities and Exchange Commission on April 29, 1999

                                              Commission File No. 333-62995
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                --------------
                      Autonomous Technologies Corporation
            (Exact name of registrant as specified in its charter)

      Florida                                            59-2554729
(State of incorporation)                    (I.R.S. Employer Identification No.)

                 2800 Discovery Drive, Orlando, Florida 32826
                   (Address, of Principal Executive Offices)

          Autonomous Technologies Corporation 1995 Stock Option Plan
                           (Full title of the plan)

                                 Randy W. Frey
                      Autonomous Technologies Corporation
                 2800 Discovery Drive, Orlando, Florida 32826
                    (Name and address of agent for service)

                                (407) 384-1600
         (Telephone number, including area code, of agent for service)

                               with a copy to :
                            William A. Grimm, Esq.
                         Gray, Harris & Robinson, P.A.
            201 E. Pine Street, Suite 1200, Orlando, Florida 32801
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                      AUTONOMOUS TECHNOLOGIES CORPORATION
                            1995 STOCK OPTION PLAN


     The purpose of this Post-Effective Amendment No. 1 is to deregister the shares of Autonomous Technologies Corporation ("Autonomous") common stock, par value $0.01 per share, remaining under the registration statement on Form S-8 filed with the Securities and Exchange Commission on September 4, 1998, File No. 333-62995 (the "Registration Statement") in connection with an increase in the number of shares available for issuance under Autonomous' 1995 Stock Option Plan, as amended.

     By this Post-Effective Amendment No. 1, Autonomous hereby terminates this Registration Statement and removes from registration the shares which remain unsold as of the date hereof.

                                       2
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida on the 29/th/ day of April, 1999.

AUTONOMOUS TECHNOLOGIES CORPORATION

By:  /s/ Randy W. Frey                                    Date: April 29, 1999
   --------------------------------
      Randy W. Frey
      Chairman of the Board and Chief Executive Officer

By:  /s/ Monty K. Allen                                   Date: April 29, 1999
   --------------------------------
      Monty K. Allen
      Vice President, Treasurer, Chief Financial Officer
      and Principal Accounting Officer


Signature                   Title                                 Date
---------                   -----                                 ----

  /s/ Randy W. Frey         Chief Executive Officer and Chairman  April 29, 1999
------------------------    of the Board
Randy W. Frey

   *                        Director                              April 29, 1999
------------------------
G. Arthur Herbert

   *                        Director                              April 29, 1999
------------------------
Timothy Barabe

   *                        Director                              April 29, 1999
------------------------
Richard H. Keates, MD

   *                        Director                              April 29, 1999
------------------------
Whitney A. McFarlin


*By:  /s/ Randy W. Frey
    -----------------------------------------
       Randy W. Frey, by power of attorney


                               INDEX TO EXHIBITS

Exhibit No.    Description of Exhibit

24.1 Power of Attorney (incorporated by reference to Autonomous' Registration Statement on Form S-8, filed with the Securities and Exchange Commission on September 4, 1998, Registration No. 333-62995, page 2)

                                       3